                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          HOME SHOPPING NETWORK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          HOME SHOPPING NETWORK, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(I)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule or registration statement no.:

     (3)  Filing party:

     (4)  Date filed:

                          HOME SHOPPING NETWORK, INC.
                            2501 118TH AVENUE NORTH
                         ST. PETERSBURG, FLORIDA 33716

                                                                  March 28, 1996

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Home Shopping Network, Inc. to be held at the Holiday Inn St.
Petersburg/Clearwater International Airport Hotel, 3535 Ulmerton Road, Clearwater, Florida, on May 9, 1996, at 10:00 a.m., Eastern Daylight Time.

     Matters to be considered and acted upon at the annual meeting include: (1) the election of directors; (2) approval of the adoption of the 1996 Stock Option Plan for Employees; (3) approval of the adoption of the 1996 Stock Option Plan for Outside Directors; and (4) any other matters that may properly come before the meeting.

     Information concerning the matters to be considered and voted upon at the annual meeting is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to review the attached material carefully and complete, sign, date and promptly return the proxy card in the enclosed postage paid envelope.

     We appreciate your cooperation and hope to see you at the annual meeting.

                                          Sincerely,

                                          LOGO
                                          James G. Held
                                          President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 9, 1996

To Stockholders of Home Shopping Network, Inc.:

     Notice is hereby given that the annual meeting (the "Annual Meeting") of stockholders of Home Shopping Network, Inc. (the "Company") will be held at the Holiday Inn St. Petersburg/Clearwater International Airport Hotel, 3535 Ulmerton Road, Clearwater, Florida on May 9, 1996, at 10:00 a.m., Eastern Daylight Time for the following purposes:

          1. To elect seven directors of the Company to hold office until the next Annual Meeting or their successors have been duly elected;

          2. To approve the adoption of the 1996 Stock Option Plan for Employees (the "New Employee Option Plan");

          3. To approve the adoption of the 1996 Stock Option Plan for Outside Directors (the "New Director Plan"); and

          4. To act upon, as determined in the best judgment of the President and Chief Executive Officer of the Company, any other matters that may properly come before the annual meeting.

     The close of business on March 15, 1996, has been fixed as the record date (the "Record Date") for the meeting. All stockholders of record at that date are entitled to vote at the meeting. A list of stockholders of record as of the Record Date will be available for examination by stockholders prior to the Annual Meeting at the offices of the Company, 2501 118th Avenue North, St. Petersburg, Florida 33716.

                                          By the Order of the Board of
                                          Directors,

                                          LOGO
                                          Barry Augenbraun
                                          Secretary

     ALL HOLDERS OF COMMON STOCK ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT TO THE COMPANY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO VOTE IN PERSON OR FOR ANY REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

     PLEASE SIGN YOUR PROXY EXACTLY AS YOUR NAME APPEARS ON THE ENCLOSED PROXY CARD.

                          HOME SHOPPING NETWORK, INC.
                            2501 118TH AVENUE NORTH
                         ST. PETERSBURG, FLORIDA 33716
                             ---------------------

                                PROXY STATEMENT
                                 MARCH 28, 1996
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 9, 1996
                             ---------------------

PLACE OF ANNUAL MEETING

     The Annual Meeting will be held at the Holiday Inn St.
Petersburg/Clearwater International Airport Hotel, 3535 Ulmerton Road, Clearwater, Florida on May 9, 1996, at 10:00 a.m., Eastern Daylight Time.

PURPOSE OF ANNUAL MEETING

     At the Annual Meeting, stockholders will be asked to elect seven directors to the Company's Board of Directors. Stockholders will also be asked to approve the adoption of the New Employee Option Plan and the New Director Plan.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

     Only holders of record of Home Shopping Network, Inc. Common Stock, $.01 par value (the "Common Stock"), and Class B Common Stock, $.01 par value (the "Class B Common Stock"), at the close of business on March 15, 1996, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, there were 70,760,579 shares of Common Stock (net of shares held in treasury), and 20,000,000 shares of Class B Common Stock outstanding and entitled to vote and 8,023 stockholders of record. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock and Class B Common Stock is necessary to constitute a quorum for the matters to be submitted to stockholders at the Annual Meeting. See "Solicitation And Voting."

REQUIRED VOTE

     Each share of Common Stock entitles its holder to one vote and each share of Class B Common Stock entitles its holder to ten votes, voting together with the Common Stock as one class, on the matters to be considered by stockholders at the Annual Meeting. The holders of Common Stock are entitled, however, to elect 25% of the directors voting as a separate class. Holders of Common Stock, voting as a separate class, are being asked to elect three directors, one more than would be required under the Certificate of Incorporation. The holders of Common Stock and the holders of Class B Common Stock shall together elect four directors.
                             ---------------------

THE PROXY MATERIAL IS BEING MAILED TO STOCKHOLDERS COMMENCING ON OR ABOUT APRIL
                                    5, 1996.

     The Company's Bylaws provide that when a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the voting securities having voting power present in person or represented by proxy shall be necessary to decide a matter brought before the meeting. Abstentions and broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will have the same effect as a negative vote with respect to matters submitted for voting.

SOLICITATION AND VOTING

     The enclosed proxy to be used at the Annual Meeting is solicited by, and on behalf of, the Board of Directors of the Company. If a proxy is properly executed and returned in the form enclosed, shares represented thereby will be voted in favor of Items 1, 2 and 3 except to the extent other directions are given in the proxy. Any other matters which may properly come before the Annual Meeting will be considered and voted upon in the best judgment of the President and Chief Executive Officer of the Company, James G. Held, who will serve as the proxy agent.

     Any stockholder who executes a proxy may revoke it at any time before it is voted by notifying the President and Chief Executive Officer of the Company in writing or by oral notice to the presiding officer during the Annual Meeting.

     Expenses incurred in connection with the solicitation of proxies will be paid by the Company. Upon request, the Company will reimburse brokers, dealers and banks or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material and annual report to the beneficial owners of shares which such persons hold of record. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, by telephone or telecopier, by officers and employees of the Company. The Company has engaged the services of Corporate Investor Communications at a cost of approximately $5,000 in connection with services to be rendered prior to the Annual Meeting.

                         ANTICIPATED CHANGE IN CONTROL

     On November 27, 1995, the Boards of Directors of the Company and Silver King Communications, Inc. ("SKC"), approved the acquisition by SKC of a controlling interest in the Company's capital stock from Tele-Communications, Inc. ("TCI"). SKC would exchange 4,855,436 shares of newly issued common stock and 6,082,000 newly issued shares of class B stock of SKC for 17,566,702 shares of Common Stock and 20,000,000 shares of Class B Common Stock in a two step transaction. In the first step, the Silver Management Company ("SMC"), an entity controlled by Barry Diller in which Liberty Media Corporation ("Liberty"), a wholly-owned subsidiary of TCI, owns a substantial equity stake, would acquire TCI's interest in the Company through a merger of Liberty HSN, Inc., an indirect wholly-owned subsidiary of TCI, with and into SMC. In the second step, the Company's shares acquired by SMC in the Liberty/SMC merger would be immediately exchanged for SKC securities pursuant to an exchange agreement dated as of November 27, 1995 between SKC and SMC. Barry Diller serves as Chairman of the Boards of Directors of the Company and SKC.

     The proposed transaction is subject to the approval of the SKC shareholders and final regulatory approvals which are expected to occur after the date of this meeting. If the proposed transaction is consummated, SKC will acquire approximately 41% of the Company's outstanding capital stock, representing approximately 80% of the voting power of the Company's outstanding equity securities. However, the holders of Common Stock voting alone will continue to elect 25% of the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 15, 1996, information relating to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each present director and nominee for election as a director, (iii) the Company's Chief Executive Officer and the Executive Officers (as such term is hereinafter defined), and (iv) all executive officers and directors (including certain former executive officers) of the Company as a group:

                             NAME AND ADDRESS                            NO. OF      PERCENT
                           OF BENEFICIAL OWNER                           SHARES     OF CLASS
    ------------------------------------------------------------------  ---------   ---------
    Tele-Communications, Inc.(1)(2)...................................  17,566,702     24.8%
      5619 DTC Parkway
      Englewood, Colorado 80111
    Silver King Communications, Inc.(3)...............................          0        --
      12425 28th Street No., Suite 300
      St. Petersburg, Florida 33716
    Denver Investment Advisors LLC(4).................................  4,790,600       6.8
      1225 17th Street, 26th Floor
      Denver, Colorado 80202
    The Capital Group Companies, Inc.(5)..............................  4,560,000       6.4
      333 South Hope Street
      Los Angeles, California 90071
    Barry Diller(6)...................................................    100,000         *
    John C. Malone(7).................................................          0        --
    Peter R. Barton(7)................................................          0        --
    Robert R. Bennett(7)..............................................      2,000         *
    John M. Draper(7).................................................     20,000         *
    J. Anthony Forstmann..............................................          0        --
    Leo J. Hindery, Jr.(8)............................................     90,000         *
    George C. McNamee(8)..............................................    100,000         *
    H. Norman Schwarzkopf.............................................          0        --
    Eli J. Segal(9)...................................................      1,668         *
    James G. Held(10).................................................          0        --
    Honore A. Le Brun, III (11).......................................     40,121         *
    Barry S. Augenbraun(12)...........................................     35,452         *
    Peter M. Kern(13).................................................    100,000         *
    Kevin J. McKeon(14)...............................................     43,700         *
    Gerald F. Hogan...................................................          0        --
    David F. Dyer (15)................................................  1,500,082       2.1
    Stella L. Tavilla (16)............................................    114,950         *
    All executive officers and directors as a group (20
      persons)(17)....................................................  2,163,480         3.1

---------------

* Percentage of shares beneficially owned does not exceed 1% of the class.

     The following table sets forth information relating to the beneficial ownership of the Company's Class B Common Stock as of March 15, 1996:

                            NAME AND ADDRESS                            NO. OF      PERCENT
                          OF BENEFICIAL OWNER                           SHARES     OF CLASS
    ----------------------------------------------------------------  ----------   ---------
    Tele-Communications, Inc.(1)(2).................................  20,000,000      100.00%
      5619 DTC Parkway
      Englewood, Colorado 80111
    Silver King Communications, Inc.(3).............................           0          --
      12425 28th Street North, Suite 300
      St. Petersburg, Florida 33716

---------------

 (1) In addition to its 17,566,702 shares of Common Stock, TCI also is the beneficial owner of 20,000,000 shares of Class B Common Stock. All or any portion of such shares of Class B Common Stock may be converted at any time into an equal number of shares of Common Stock. If TCI were to convert all of its shares of Class B Common Stock into Common Stock, it would own approximately 41% of the total number of shares of Common Stock outstanding. By virtue of the fact that the shares of Class B Common Stock are entitled to ten votes per share while the Common Stock is entitled to one vote per share, TCI is the beneficial owner of shares representing approximately 80% of the voting power of the outstanding equity securities of the Company. The shares of Common Stock and Class B Common Stock reported as beneficially owned by TCI in the above tables assume that none of the shares of Class B Common Stock beneficially owned by TCI have been converted into Common Stock. TCI has recently entered into certain agreements, pursuant to which an entity in which TCI has an equity interest would transfer all shares of Common Stock and Class B Common Stock beneficially owned by it to SKC in exchange for securities of SKC. See Note
     (3).
 (2) Following consummation of the purchase of shares of the Company held by TCI, it is currently expected that TCI, Mr. Diller and their respective affiliates (including SMC) will collectively beneficially own 5,359,054 shares of SKC common stock and 8,082,000 shares of SKC class B stock, which shares will constitute approximately 66% of the outstanding equity securities of SKC. Such SKC securities would, by virtue of the fact that the shares of SKC class B stock are generally entitled to ten votes per share while the SKC common stock is entitled to one vote per share, represent approximately 89% of the voting power of the outstanding equity securities of SKC. Assuming the consummation of the above-referenced transactions, Mr. Diller, through SMC, would control the majority of the voting power of the outstanding SKC equity securities and, therefore, would indirectly possess voting control of the Company.
 (3) SKC has entered into an exchange agreement, pursuant to which, subject to the satisfaction of certain conditions (including the consummation of the Liberty/SMC merger), it has agreed to acquire the TCI Company Shares (which consist of 17,566,702 shares of Common Stock and 20,000,000 shares of Class B Common Stock). See "ANTICIPATED CHANGE IN CONTROL."
 (4) Denver Investment Advisors LLC ("DIA"), a registered investment advisor, exercised investment discretion with respect to 4,790,600 shares, or 6.8% of the outstanding shares of the class, which were owned by various institutional investors. DIA has sole voting power with respect to 3,112,900 shares of Common Stock.
 (5) Capital Research and Management Company ("Capital"), a registered investment advisor, and an operating subsidiary of the Capital Group Companies, Inc., exercised investment discretion with respect to 4,560,000 shares, or 6.4% of the outstanding shares of the class, which were owned by various institutional investors. Capital has no power to direct the vote of these shares.
 (6) Does not include 13,300,000 shares of Common Stock issuable upon exercise of unvested options granted pursuant to the New Employee Option Plan that is subject to stockholder approval. Mr. Diller was originally granted 13,400,000 shares of which 100,000 shares were returned to the Company.
 (7) Messrs. Barton and Bennett and Dr. Malone serve as officers of Liberty; Mr. Draper serves as a consultant to Liberty; Mr. Barton and Dr. Malone serve as officers of TCI; and Dr. Malone serves as a director of TCI. The share ownership totals for such persons do not include shares beneficially owned by TCI. Does not include shares of Common Stock issuable upon conversion of the Company's convertible subordinated debentures owned by Messrs. Barton and Bennett, convertible into 6,250 and 12,500 shares of Common Stock, respectively.
 (8) Includes 90,000 shares of Common Stock issuable upon the exercise of vested options granted pursuant to the 1986 Stock Option Plan for Outside Directors (the "1986 Director Plan").
 (9) Includes 1,668 shares of Common Stock issuable upon the exercise of vested options granted pursuant to the New Director Plan that is subject to stockholder approval. Does not include 3,332 shares of unvested options granted pursuant to this plan.
(10) Does not include 2,500,000 shares of Common Stock issuable upon the exercise of unvested options granted pursuant to the New Employee Option Plan that is subject to stockholder approval.
(11) Includes 40,000 shares of Common Stock issuable upon the exercise of vested options granted pursuant to the Company's 1986 Stock Option Plan for Employees (the "1986 Employee Option Plan"). Includes 121 shares held in the Company's Amended and Restated 401(k) Retirement Savings Plan (the "401(k) Plan"). Does not include 60,000 shares of Common Stock issuable upon exercise of unvested options granted pursuant to the 1986 Employee Option Plan.
(12) Includes 33,333 shares of Common Stock issuable upon the exercise of vested options granted pursuant to the 1986 Employee Option Plan. Does not include 66,667 shares of Common Stock issuable upon exercise of unvested options granted pursuant to the 1986 Employee Option Plan. Includes 119 shares held in the 401(k) Plan.
(13) Includes 100,000 shares of Common Stock issuable upon the exercise of vested options granted pursuant to the 1986 Employee Option Plan. Mr. Kern's employment with the Company terminated on March 1, 1996.
(14) Includes 39,200 shares of Common Stock issuable upon the exercise of vested options granted pursuant to the 1986 Employee Option Plan; 4,000 shares of Common Stock granted pursuant to the 1990 Executive Stock Award Program (the "Award Program") and 500 shares held in the 401(k) Plan. Does not include 56,800 shares of Common Stock issuable upon the exercise of unvested options granted pursuant to the 1986 Employee Option Plan. Does not include 164,300 unvested shares of Common Stock held by Mr. McKeon solely as custodian under the Award Program.
(15) Includes 1,500,000 shares of Common Stock issuable upon the exercise of vested options granted pursuant to the 1986 Employee Option Plan and 82 shares held in the 401(k) Plan. Mr. Dyer's employment with the Company terminated on December 7, 1995, and as a result, these vested options will expire on December 7, 1996, if not exercised. See "Employment Agreements."
(16) Includes 12,000 shares of Common Stock issuable upon the exercise of vested options granted pursuant to the 1986 Employee Option Plan. Ms. Tavilla's employment with the Company terminated on December 22, 1995.
(17) Includes 1,914,200 shares of Common Stock issuable upon the exercise of vested options granted pursuant to the 1986 Director Plan, the 1986 Employee Option Plan and the New Director Plan.

     Includes 1,330 shares held in the 401(k) Plan. Includes 7,000 unvested shares of Common Stock granted pursuant to the Award Program. Does not include 16,052,800 shares of Common Stock issuable upon the exercise of unvested options granted pursuant to the New Employee Option Plan, the 1986 Employee Option Plan and the New Director Plan.

                             ELECTION OF DIRECTORS

     Seven directors are to be elected by the stockholders of the Company to hold office until the next annual meeting or their respective successors have been elected. It is intended that proxies granted by stockholders in the form enclosed will be voted, unless otherwise directed, in favor of electing the following persons as directors: Peter R. Barton, Robert R. Bennett, Barry Diller, James G. Held, Leo J. Hindery, Jr., General H. Norman Schwarzkopf and Eli J. Segal. Messrs. Hindery, Schwarzkopf and Segal have been designated by the Board as nominees for the positions on the Board to be elected by holders of Common Stock voting as a separate class. Election of the remaining directors requires the favorable vote by the holders of a majority of the voting power represented by the outstanding shares of Common Stock and Class B Common Stock, voting as a single class, present in person or represented by proxy and entitled to vote thereon at the meeting. In the event any nominee named herein for election as a director at the Annual Meeting is not available or willing to serve when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein.

INFORMATION REGARDING DIRECTORS

An asterisk(*) indicates that a current director is not standing for re-election.

     PETER R. BARTON, 44, was appointed to the Board in August 1995. Mr. Barton has served as President and Chief Executive Officer of Liberty since 1991 and has served as an Executive Vice President of TCI since January 1994. Mr. Barton also serves on the Boards of BET Holdings, Inc.; Discovery Communications, Inc.; Encore Media Corporation; Liberty Sports, Inc. and Turner Broadcasting System, Inc.

     ROBERT R. BENNETT, 37, was appointed to the Board in February 1993. In August 1993, he was named acting Chairman of the Board and from September 1993 to November 1995, he was Chairman of the Board. Mr. Bennett is Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Liberty. Mr. Bennett joined Liberty in June 1990 as Vice President and Treasurer, was named Secretary in October 1990 and Senior Vice President in September 1991. He was named Executive Vice President in June 1995. Prior to joining Liberty, Mr. Bennett served as Vice President of TCI.

     BARRY DILLER, 54, was appointed to the Board in August 1995 and was named Chairman of the Board in November 1995. He has been a Director and Chairman of the Board and Chief Executive Officer of SKC since August 1995. He was Chairman of the Board and Chief Executive Officer of QVC, Inc. from January 1993 until February 1995. From 1984 to 1992, Mr. Diller served as the Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Mr. Diller served for 10 years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation, a subsidiary of Gulf + Western Corporation (now Paramount Communications, Inc.). Mr. Diller also serves on the Board of the Museum of Television and Radio, the Board of Directors for AIDS Project Los Angeles, the Executive Board for the Medical Sciences of UCLA and is a member of the Board of Councilors for the University of Southern California's School of Cinema-Television.

     *JOHN M. DRAPER, 57, was appointed to the Board in July 1993. Mr. Draper served as Senior Vice President of Liberty from December 1991 until December 1995 at which time Mr. Draper resigned this position and entered into a consulting agreement with Liberty. Prior to his employment by Liberty in

December 1991, he was employed by TCI for more than five years, most recently as Senior Vice President and General Counsel.

     *J. ANTHONY FORSTMANN, 57, was appointed to the Board in April 1992. Mr. Forstmann is Chairman of the Board of The National Registry Inc. ("NRI"). Mr. Forstmann served as a Managing Director of J.A. Forstmann & Co., a Los Angeles-based merchant banking firm, from October 1987 to October 1991. He co-founded Forstmann-Leff Associates, an institutional money management firm, in 1968 and was a Managing Director thereof from its inception until October 1987. Mr. Forstmann has been a Limited Partner of Forstmann Little & Co. since its inception in 1978, and is also a director of Cities in Schools, a non-profit corporation.

     JAMES G. HELD, 45, was appointed to the Board in February 1996. He became President and Chief Executive Officer of the Company in November 1995. From January 1995 to November 1995, he served as President and Chief Executive Officer of Adrienne Vittadini, Inc., an apparel manufacturer and retailer. Between September 1993 and January 1995, he was a senior executive of QVC, Inc., first as Senior Vice President in charge of new business development and later as Executive Vice President of merchandising, sales, product planning and new business development. For eleven years prior to that, until September 1993, he was employed in different executive positions at Bloomingdale's.

     LEO J. HINDERY, JR., 48, was appointed to the Board in July 1993. Mr. Hindery founded InterMedia Partners, a multi-system cable television operator, in 1988 and has served as Managing General Partner and Chief Executive Officer of InterMedia Partners and its affiliated entities ("InterMedia") since that time. Prior to 1988, Mr. Hindery served as the Chief Officer for Planning and Finance of The Chronicle Publishing Company. Prior to that, Mr. Hindery was employed by Becker Paribas Incorporated as Chief Financial Officer and Managing Director and earlier by Utah International, Inc. Mr. Hindery is a Director of the Cable Telecommunications Association, the Cabletelevision Advertising Bureau, Inc., the National Cable Television Association and C-Span.

     *JOHN C. MALONE, 53, was appointed to the Board in August 1995. Dr. Malone has served as President of TCI (including its predecessors) since 1973 and also as Chief Executive Officer of TCI since 1992. Dr. Malone is a director of TCI, Turner Broadcasting System, Inc., BET Holdings, Inc. and The Bank of New York.

     *GEORGE C. MCNAMEE, 49, was appointed to the Board in July 1993. Mr. McNamee is Chairman and Co-Chief Executive Officer of First Albany Companies, Inc., the holding company for the investment banking firm, First Albany Corporation. Mr. McNamee has worked in the securities business for almost 25 years. He serves as Chairman of the Committee on Clearance and Settlement of the Securities Industry Association. Mr. McNamee is a Director of MapInfo Corporation.

     GEN. H. NORMAN SCHWARZKOPF, 64, was nominated to the Board in March 1996. Since his retirement from the military in August 1991, General Schwarzkopf has been an author, a participant in several television specials and is currently working with NBC on additional television programs. From August 1990 to August 1991, he served as Commander-in-Chief, United States Central Command and Commander of Operations, Desert Shield and Desert Storm. General Schwarzkopf has 35 years of service with the military. He is also on the Board of Governors of the Nature Conservancy, Chairman of the Starbright Capital Campaign, co-founder of the Boggy Creek Gang, a member of the University of Richmond Board of Trustees, and serves on the Boards of Directors for Borg-Warner Security Corporation, Remington Arms Company, Washington Water Power, Pentzer Corporation, Kuhlman Corporation and Cap CURE, Association for the Cure of Cancer of the Prostate.

     ELI J. SEGAL, 53, was appointed to the Board in February 1996. He served as Assistant to the President of the United States from January 1993 to February 1996. In that connection, Mr. Segal was also confirmed by the United States Senate as the first Chief Executive Officer of the Corporation for National Service. Prior to that, Mr. Segal served as President of Bits & Pieces, Inc., a direct mail consumer product company, from 1984 to January 1993, and publisher of GAMES magazine, a monthly publication, from 1990 to January 1993.

     The bylaws of the Company have been amended to provide for a Board of Directors of seven persons. At the present time it is contemplated that following consummation of the transactions referred to under "ANTICIPATED CHANGE OF CONTROL" above, the size of the Board will be increased and Mr. Victor A. Kaufman will be elected to the Board by the members of the Board in accordance with the Company's bylaws.

     Mr. Kaufman has served as Chairman and Chief Executive Officer of Savoy Pictures Entertainment, Inc. since January 1992. From January 1990 to January 1992, he was an independent businessman. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. from 1983 until December 1987, at which time he became President and Chief Executive Officer of its successor company, Columbia Pictures Entertainment, Inc. ("CPEI"). He resigned these positions at the end of 1989 following the acquisition of CPEI by Sony USA, Inc.

BOARD OF DIRECTORS

     The Board of Directors of the Company held ten meetings during 1995 and acted by unanimous written consent once.

AUDIT COMMITTEE

     The Audit Committee, currently consisting of Messrs. Forstmann, Hindery and McNamee, is empowered to recommend to the Board independent certified public accounting firms for selection as auditors of the Company; make recommendations to the Board on auditing matters; examine and make recommendations to the Board concerning the scope of audits; and review and approve the terms of transactions between the Company and related party entities. The Audit Committee consists of those members of the Board who are elected by holders of Common Stock voting as a separate class and any other directors selected by the Board. During 1995, the Audit Committee met four times and acted by unanimous written consent three times.

COMPENSATION/BENEFITS COMMITTEE

     The Compensation/Benefits Committee (the "Compensation Committee"), currently consisting of Messrs. Bennett, Draper and Hindery, is authorized to make recommendations to the Board with respect to executive salaries and bonuses and administers the 401(k) Plan, the 1986 Employee Option Plan, the Award Program, the Employee Stock Purchase Plans for full-time and part-time employees (the "Stock Purchase Plans"), and the Employee Equity Participation Plan, a stock bonus plan for non-executive employees of the Company (the "Equity Plan"). The Compensation Committee will administer the New Employee Option Plan if it is approved by the stockholders. The Compensation Committee met three times during 1995 and acted by unanimous written consent twice.

EXECUTIVE COMMITTEE

     The Executive Committee, currently consisting of Messrs. Barton, Bennett, Diller and Hindery, is authorized, subject to certain limitations under Delaware law, to exercise all of the powers of the Board in the management of the business and affairs of the Company while the Board is not in session. The Executive Committee met once and acted by unanimous written consent three times during 1995.

NOMINATING COMMITTEE

     The Nominating Committee, currently consisting of Messrs. Bennett and Diller, is authorized to recommend nominees to fill vacancies on the Company's Board and to recommend a slate of Directors to the stockholders of the Company for election at the Annual Meeting. The Nominating Committee does not have a policy with respect to the consideration of nominees recommended by stockholders. The Nominating Committee acted by unanimous written consent once during 1995.

EXECUTIVE OFFICERS

     The following is a list of the current executive officers of the Company who do not serve on the Board:

     BARRY S. AUGENBRAUN, 56, was appointed Executive Vice President and General Counsel of the Company in September 1994. Immediately prior to joining the Company, he was an attorney in the law firm of Orrick, Herrington & Sutcliffe in New York City from 1991 until September 1994. From 1974 to 1991, he served as general counsel of the accounting firm of Laventhol & Horwath.

     MARK BOZEK, 36, joined the Company in March 1996 as Executive Vice President of Broadcasting. From June 1994 to February 1996, he served as Senior Vice President of Programming and Broadcasting of Q2, a subsidiary of QVC, Inc. From March 1993 to May 1994, he served as Vice President of Broadcasting of QVC, Inc. From April 1991 to February 1993, he served as Producer of Fox News for Fox, Inc.

     BRIAN J. FELDMAN, 36, has served as Vice President and Controller since March 1996. He served as Controller, Deputy Controller and Assistant Controller for the Company from May 1989 to March 1996.

     HONORE A. LE BRUN, III, 50, has been Executive Vice President of Affiliate Sales since December 1993. Prior to joining the Company, he served as Senior Vice President of TV Food Network from January 1993 to December 1993. Prior to that appointment, he served concurrently as General Manager and President of Meridian Broadcasting Corporation, which filed in 1991 for protection under the Federal Bankruptcy Code, and General Manager and Vice President of Frey Communications South.

     KEVIN J. MCKEON, 39, has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since February 1996. He served as Senior Vice President of Accounting and Finance and Treasurer from December 1993 to February 1996. He served as Controller of the Company from July 1992 to December 1993. Prior to that appointment, he served as Executive Director of Finance from May 1991 to July 1992. From December 1986 to September 1990, he served in various financial capacities for the Company.

     MARY ELLEN POLLIN, 50, joined the Company in December 1995 as Executive Vice President of Administration. From July 1995 to December 1995, she served as Executive Director of Russell Reynolds Associates, an executive recruiting firm. From July 1993 to June 1995, she served as Vice President of

J.D. Ross International. From May 1990 to June 1993, she was Director of Recruitment and Executive Placement at Barneys New York. From 1988 to 1990, she served as Vice President, Human Resources of Conran's Habitat. During the nine years prior to this, Ms. Pollin worked for Bloomingdales in various human resource capacities.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF OUTSIDE DIRECTORS

     The Company pays an annual fee of $30,000 to each director who is not employed by the Company or an affiliate of the Company. It also pays each director $1,000 for each meeting of the Board which he attends or $5,000 for each non-telephonic meeting in excess of six meetings (excluding telephonic meetings) in a year. Furthermore, the Company pays each member of a committee of the Board who is not employed by the Company as an officer $1,000 for each meeting of a committee of the Board which he attends ($500 if in conjunction with a Board meeting). Each member of the Board who is also an employee of an affiliate is paid an annual fee of $10,000 and $1,000 for each Board or committee meeting which he attends ($500 for a committee meeting if in conjunction with a Board meeting). Each director is reimbursed for all reasonable expenses incurred in connection with attending any meeting of the Board.

     Prior to 1996, the directors who were not employees of the Company participated in the 1986 Director Plan pursuant to which each director was granted an option to purchase 90,000 shares of Common Stock upon election to the Board at an exercise price equal to the closing price of the Company's Common Stock on the date of election. These options become exercisable in three equal, annual increments beginning on the date of grant. Each option expires five years after it becomes exercisable. Directors commencing a sixth year of service on the Company's Board were granted an option to purchase an additional 90,000 shares of Common Stock on similar terms. All options granted to a director under the 1986 Director Plan expire 30 days after resignation or termination as a director. Under the 1986 Director Plan, options to purchase 180,000 shares of Common Stock at an exercise price of $14.75 are held by two directors. Messrs. Barton, Bennett, Diller, Draper and Malone waived their rights to participate in the 1986 Director Plan.

     The 1986 Director Plan expires on July 31, 1996. If stockholders approve the New Director Plan, no further options will be granted under the 1986 Director Plan. See "1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS."

     The Company is entering into a consulting agreement with General H. Norman Schwarzkopf pursuant to which he will be granted options for 50,000 shares of the Company's Common Stock exercisable for a ten year period. The price of these options has not yet been determined. These shares will be in addition to shares granted to General Schwarzkopf pursuant to the New Director Plan.

SUMMARY OF EXECUTIVE OFFICER COMPENSATION

     The following sets forth the annual and long-term compensation for services to the Company for the years ended December 31, 1995, 1994, and 1993, of those persons (the "Executive Officers") who were during the year ended December 31, 1995, (i) serving as the Company's Chief Executive Officer or acting in a similar capacity, (ii) the other four most highly compensated officers employed by the Company at the end of the year, and (iii) one former executive officer.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                            ANNUAL COMPENSATION             -------------------------
                                   --------------------------------------   RESTRICTED    SECURITIES
                                                             OTHER ANNUAL     STOCK       UNDERLYING     ALL OTHER
                                          SALARY    BONUS    COMPENSATION     AWARDS     OPTIONS/SARS   COMPENSATION
    NAME & PRINCIPAL POSITION      YEAR     ($)      ($)        ($)(1)        ($)(2)        (#)(3)          ($)
---------------------------------  ----   -------   ------   ------------   ----------   ------------   ------------
James G. Held....................  1995    44,230       --           --       --           2,500,000             111(9)
  President and Chief Executive    1994        --       --           --       --                  --              --
  Officer(4)                       1993        --       --           --       --                  --              --
Honore A. Le Brun, III...........  1995   241,870   75,000           --       --                  --           1,130(10)
  Executive Vice President         1994   199,195   75,000           --       --                  --             502(9)
  Affiliate Sales                  1993    20,192       --           --       --             100,000              44(9)
Barry S. Augenbraun..............  1995   225,000   50,000           --       --                  --           1,087(10)
  Executive Vice President and     1994    70,961       --       11,515       --             100,000             179(9)
  General Counsel(5)               1993        --       --           --       --                  --              --
Peter M. Kern....................  1995   164,230   31,250           --       --                  --             414(9)
  Chief Admin. Officer, SVP        1994   123,653   20,000           --       --                  --             312(9)
  Strategic Dev. & Corp. Finance   1993    71,653   20,000           --       --             100,000             155(9)
Kevin J. McKeon..................  1995   164,711       --           --       --                  --             945(10)
  Executive Vice President, Chief  1994   151,731       --           --       --              29,000             902(10)
  Financial Officer and Treasurer  1993    95,805       --           --       --              58,000             727(10)
Gerald F. Hogan..................  1995   340,000       --           --       --                  --         791,377(11)
  Former President and Chief       1994   500,000       --       98,685       --                  --           1,780(10)
  Executive Officer(6)             1993   432,692       --      120,436       --             984,876             935(9)
David F. Dyer....................  1995   723,460       --           --       --                  --       2,343,831(12)
  Former President and Chief       1994   663,110       --           --       --           1,500,000             388(9)
  Operating Officer(5)(7)          1993        --       --           --       --                  --              --
Stella L. Tavilla................  1995   218,788       --           --       --                  --          20,301(13)
  Former Chief Info. Officer and   1994   175,692       --           --       --              60,000             963(10)
  Executive Vice President,        1993   160,000       --           --       --                  --             866(10)
  MIS(8)

---------------

 (1) Disclosure of perquisites and other personal benefits, securities or property received by an Executive Officer is required only in the event that the aggregate amount of such compensation exceeds the lesser of $50,000 or 10% of the total of the Executive Officer's salary and bonus for the year. The amounts set forth in this column represent reimbursements for relocation expenses and related taxes.
 (2) During 1990, the Company's then Chairman and Chief Executive Officer, and its President contributed 2,990,000 shares of Common Stock to fund the Executive Stock Award Program. These shares were granted to various employees of the Company and each grant vests in five equal, annual installments. Mr. McKeon has 4,000 unvested shares granted under the Award Program with a value of $36,000 based on the closing price of the Company's Common Stock on December 31, 1995. No grants were made under the Award Program in 1993, 1994 and 1995.
 (3) The amount listed represents the total number of shares of Common Stock underlying the options or SARs which were granted to the Executive Officer in that year.
 (4) Mr. Held was not employed by the Company until November 1995.
 (5) These Executive Officers were not employed by the Company until 1994.
 (6) Mr. Hogan's employment with the Company terminated on August 24, 1995. See "Employment Agreements."
 (7) Mr. Dyer's employment with the Company terminated on December 7, 1995. See "Employment Agreements."
 (8) Ms. Tavilla's employment with the Company terminated on December 22, 1995.
 (9) Represents the premiums paid by the Company to provide term life insurance. No cash surrender value is generated under these policies.
(10) Includes $520 which represents the purchase price of shares of Common Stock allocated under the 401(k) Plan. The remainder of this amount represents the premiums paid by the Company to provide term life insurance. No cash surrender value is generated under these policies.
(11) Includes a payment of $790,000 in connection with the termination of employment. See "Employment Agreements." Includes $520 which represents the purchase price of shares of Common Stock allocated under the 401(k) Plan. The remainder of this amount represents the premiums paid by the Company to provide term life insurance. No cash surrender value is generated under these policies.
(12) Includes a payment of $2,073,779 in connection with the termination of employment and $268,367 for the forgiveness of a loan plus accrued interest. See "Employment Agreements." Includes $520 which represents the purchase price of shares of Common Stock allocated under the 401(k) Plan. The remainder of this amount represents the premiums paid by the Company to provide term life insurance. No cash surrender value is generated under these policies.
(13) Includes $19,230 in unused vacation and sick leave benefits paid to Ms. Tavilla upon termination of employment. Includes $520 which represents the purchase price of shares of Common Stock allocated under the 401(k) Plan. The remainder of this amount represents the premiums paid by the Company to provide term life insurance. No cash surrender value is generated under these policies.

OPTION GRANTS

     Set forth below is information with respect to options to purchase the Company's Common Stock granted to the Executive Officers during 1995 under the New Employee Option Plan, subject to stockholder approval. No options were granted to the Executive Officers during 1995 under the 1986 Employee Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                                                                              VALUE
                                                                                     AT ASSUMED ANNUAL RATES
                            NUMBER OF      % OF TOTAL                                    OF STOCK PRICE
                            SECURITIES      OPTIONS       EXERCISE                      APPRECIATION FOR
                            UNDERLYING      GRANTED       OR BASE                        OPTION TERM(3)
                             OPTIONS         IN THE        PRICE      EXPIRATION     -----------------------
           NAME             GRANTED(#)   FISCAL YEAR(2)    ($/SH)        DATE          5%($)        10%($)
--------------------------  ----------   --------------   --------   -------------   ----------   ----------
James G. Held(1)..........   2,500,000        15.48%         8.5     Nov. 24, 2005   13,364,011   33,867,027
Honore A. Le Brun, III....          --           --           --                --           --           --
Barry S. Augenbraun.......          --           --           --                --           --           --
Peter M. Kern.............          --           --           --                --           --           --
Kevin J. McKeon...........          --           --           --                --           --           --
Gerald F. Hogan...........          --           --           --                --           --           --
David F. Dyer.............          --           --           --                --           --           --
Stella L. Tavilla.........          --           --           --                --           --           --

---------------

(1) Mr. Held's options under the New Employee Option Plan become exercisable in four equal, annual installments commencing one year from the grant date. See "Employment Agreements."
(2) Total options granted during 1995 consisted of 195,000 options to purchase the Company's Common Stock under the 1986 Employee Option Plan and 15,950,000 options to purchase the Company's Common Stock under the New Employee Option Plan (subject to stockholder approval), of which 13,400,000 options were granted to Mr. Diller when he became Chairman of the Board.
(3) Potential realizable values are reported net of the option exercise price, but before taxes. These amounts represent certain assumed rates of appreciation and assumed holding periods. Actual gains, if any, on stock option exercise will be dependent upon the future performance of the Common Stock as well as the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

OPTION AND SAR EXERCISES

     Set forth below is information with respect to exercises of options under the 1986 Employee Option Plan and stock appreciation rights ("SARs") by the Executive Officers during 1995 and the year end value of all unexercised options held by these persons.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                               OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                                SHARES                            YEAR END(#)            AT FISCAL YEAR END($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------  -----------   -----------   -----------   -------------   -----------   -------------
James G. Held...............          0              0              0     2,500,000               0     1,250,000
Honore A. Le Brun, III(2)...          0              0         40,000        60,000              --            --
Barry S. Augenbraun(2)......          0              0         33,334        66,666              --            --
Peter M. Kern...............          0              0         40,000        60,000          20,000        30,000
Kevin J. McKeon(3)..........          0              0         39,200        56,800          45,396        22,698
Gerald F. Hogan(4)..........    984,876      1,846,642              0             0               0             0
David F. Dyer(2)(4).........          0              0      1,500,000             0              --             0
Stella L. Tavilla(2)(5).....     36,000        136,872         12,000             0              --             0

---------------

(1) Represents the difference between the closing price of the Company's Common Stock on December 31, 1995 and the exercise price of the option.
(2) The exercise price of the option was greater than the market closing price of the Common Stock on December 31, 1995.
(3) Mr. McKeon holds options that were granted on different dates. The value of in-the-money options at year end reflects only those options where the closing price of the Company's Common Stock at December 31, 1995 was greater than the exercise price of the options.
(4) Mr. Hogan's and Mr. Dyer's employment with the Company terminated during 1995. See "Employment Agreements."
(5) Ms. Tavilla's employment with the Company terminated on December 22, 1995. Options to purchase 48,000 shares of Common Stock granted on November 17, 1994 were canceled on December 22, 1995.

EMPLOYMENT AGREEMENTS

     Mr. Held and the Company entered into a four year employment agreement as of November 24, 1995 providing for an annual base salary of not less than $500,000 and an annual bonus of at least $150,000. If the earnings for the Company and its subsidiaries on a consolidated basis before interest, taxes, depreciation, amortization and any net extraordinary gains or losses of the Company in any fiscal year (EBITDA) exceeds the target EBITDA as set by the Board of Directors from time to time, the annual bonus is increased to $250,000 plus 1.25% of the excess. Mr. Held received stock options for 2,500,000 shares of the Company's Common Stock at an exercise price of $8.50 per share, which vest equally over a four year period and are exercisable until November 24, 2005. The agreement provides for differing vesting and exercise rights upon termination of employment. The Company reimbursed Mr. Held for relocation expenses and agreed to lend him $1,000,000 for the purpose of purchasing a residence in the Tampa/St. Petersburg area. In the event that, after completion of improvements to be undertaken within a reasonable period of time following the purchase of the residence, the fair market value of the residence is less than $800,000, Mr. Held is required to repay a portion of the principal amount of the loan in an amount equal to the difference. The loan bears interest at 5% per annum and the principal and any accrued and unpaid interest become due and payable, in the event that Mr. Held is terminated for any reason, on the first anniversary of such termination, or immediately in the event that the residence is sold or transferred. To date, the loan has not been made to Mr. Held. In addition, Mr. Held is entitled to the use of a luxury automobile supplied to him by the Company at its expense. Mr. Held's agreement is automatically renewable for one year terms at the end of the initial term unless terminated upon 180 days' notice by either party.

     Mr. Augenbraun and the Company entered into a three year employment agreement as of September 1, 1994 providing for an annual base salary of not less than $225,000 and a guaranteed bonus in the first year of $50,000. He received options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $11.75, which vest over a three year period and are exercisable until September 1, 2004. The agreement provides for differing vesting and exercise rights on termination of employment. The agreement is automatically renewable for one year terms at the end of the initial term unless notice is given by April 30 in each year by either party.

     Termination of the above employment agreements by the Company other than for cause will result in payment of the annual base salary amount that would have been payable had employment with the Company continued until the expiration of the employment term plus any annual bonus for the year of termination. In addition, termination of employment following a change of control may result in entitlement to all unpaid compensation through the remaining term of the contract.

     In 1995, Mr. Hogan's employment with the Company terminated. Under the terms of his employment agreement, he was paid a lump sum distribution of $790,000 and immediately vested in SARs for 984,876 shares of Common Stock, which he exercised and for which he received $1,846,642.

     In 1995, Mr. Dyer's employment with the Company terminated. Under the terms of his employment agreement, he was paid a lump sum distribution of $2,073,779 and $268,367 for the forgiveness of a loan plus accrued interest and immediately vested in options totaling 1,500,000 shares of Common Stock at an exercise price of $11.50 per share, granted pursuant to the 1986 Employee Option Plan which are exercisable until December 7, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Bennett and Draper, each of whom is an officer of Liberty, serve with Mr. Hindery on the Compensation Committee. See "CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS."

     On April 28, 1992, the Company purchased 100,000 non-voting shares of Series A Preferred Stock, par value $.01 per share, of NRI for $10,000,000 in cash and services. The shares of Series A Preferred Stock are convertible into a total of 6,336,154 shares of NRI common stock and contain certain liquidation preferences. J. Anthony Forstmann, the Chairman of NRI, was subsequently appointed to the Board of the Company. At December 31, 1995, Peter M. Kern served on the Board of Directors of NRI. Mr. Kern was granted options to purchase 45,000 shares of common stock of NRI at an exercise price of $3.75 per share which vest in equal installments over a three year period commencing August 12, 1994. During 1995, NRI paid approximately $120,000 to the Company for rent and services.

     In the normal course of conducting its electronic retailing business, the Company's principal operating subsidiary, HSC, enters into agreements with the operators of cable television systems and broadcast television stations for the carriage of HSC programming. During 1994, HSC entered into agreements with cable operators which are affiliates of TCI. These long-term contracts provide for a minimum subscriber guarantee and incentive payments based on the number of subscribers. Payments under these contracts in 1995 were approximately $28,869,000 for cable distribution fees and $6,832,000 for cable commissions and advertising. The Company received $896,000 from TCI in connection with the sublease of a satellite transponder. Messrs. Barton and Bennett, and Dr. Malone, who serve on the Board, are officers of Liberty and Dr. Malone serves as a director of TCI. Mr. Draper serves as consultant to Liberty and is also on the Board.

     HSC's programming is carried by cable systems which are operated by InterMedia. Mr. Hindery is the Managing General Partner and CEO of InterMedia and TCI has an approximate 49% limited partnership interest in InterMedia. HSC and InterMedia entered into cable carriage agreements both prior and subsequent to Mr. Hindery's appointment to the Board on terms and conditions which are consistent with HSC's other cable agreements. In 1995, the Company received $154,000 from InterMedia for the rebate of cable distribution fees under the payback provisions of one of the affiliation agreements and payments to InterMedia by the Company for cable commissions and advertising were $317,000 in 1995.

             COMPENSATION/BENEFITS COMMITTEE REPORT TO SHAREHOLDERS

     The Compensation Committee is responsible for establishing the Company's executive compensation policy, setting compensation and related performance goals for the Company's senior executives and administering the Company's 401(k) Plan, the 1986 Employee Option Plan, the New Employee Option Plan, the Award Program, the Stock Purchase Plan and the Equity Plan.

     The goal of the Compensation Committee is to attract and retain highly qualified executive officers and key employees in a manner which will enhance stockholder value. The Compensation Committee believes that a link should exist between executive compensation and appreciation in the price of the Company's Common Stock. The Compensation Committee believes that it has followed this strategy by developing and implementing a compensation policy which seeks to attract talented executives and to align the financial interests of the Company's senior executives with those of its stockholders. The Company attempts to realize these goals by providing a competitive compensation package by permitting executive officers to obtain an ownership stake in the Company commensurate with their relative levels of experience and responsibility.

     In establishing compensation for the senior executive officers, the Compensation Committee follows its belief that the total compensation package should be at or near median market rates in the telecommunications and retail industries for seasoned executives with the appropriate business experience and acumen. Compensation for executives is reviewed periodically by the Compensation Committee and may be adjusted based, among other things, on a subjective determination that an individual's contribution to the Company has increased and on increases in median competitive pay levels.

     Periodic grants of stock options to executive officers and other key employees which vest over time are intended to foster a long-term commitment to the Company and motivate executives to improve long-term stock market performance. Stock options have been granted under the 1986 Employee Option Plan at the prevailing market value and permit the holder to participate in increases in the Company's Common Stock price following the date of grant. Generally, grants vest in equal amounts over five years, and executives must be employed by the Company to vest in the options. During the year, options to purchase 195,000 shares of Common Stock were granted with exercise prices ranging from $6.75 to $9.00 to employees under the 1986

Employee Option Plan. In addition, 15,950,000 options were granted to executive officers under the New Employee Option Plan, 13,400,000 of which were granted to Mr. Diller, 2,500,000 to Mr. Held and 50,000 to Ms. Pollin, all at an exercise price of $8.50. See "1996 STOCK OPTION PLAN FOR EMPLOYEES." In determining the number of options to grant to a particular employee, the Compensation Committee relies heavily on recommendations of management which are based on a number of factors, including job responsibility, salary, title, the number of options previously granted and tenure with the Company. Then, the Committee makes a subjective determination as to whether the recommendation of management is appropriate.

     Shares of stock have been granted to a broad spectrum of employees, including executive officers, under the Award Program. Both management and the Compensation Committee have from time to time in the past made, and may, in the future, make a subjective determination as to the number of shares to grant to a particular employee. The shares granted under the Award Program vest equally over a period of five years. No previously forfeited shares were reallocated under the Award Program during 1995.

     The Compensation Committee primarily contrasts the Company's Stock Price Performance Graph with the Standard and Poor's Retail Specialty Index as the Company's peer group. However, due to the hybrid nature of the Company's business, which is based on the telecommunications industry as well as the retail industry, the Compensation Committee believes that it is appropriate to also consider compensation based on comparable levels in both industries. As a consequence, management and the Compensation Committee do not restrict compensation comparisons to the Standard and Poor's Retail Specialty Index.

     The Compensation Committee also considers performance-based bonuses for certain selected employees. An executive bonus program was adopted in 1995 based on the Company achieving specific operating cash flow levels which were not satisfied and, therefore, no bonuses were paid under this program in 1995. The Committee anticipates that management will develop a bonus program for 1996. The specific elements of the plan have not yet been formulated.

     Mr. Held became President and Chief Executive Officer of the Company in November 1995. Consistent with the Company's philosophy of linking executive compensation closely to enhanced stockholder value, Mr. Held's compensation is significantly dependent upon both the market performance of the Company's Common Stock through the grant of stock options and increases in the pre-tax earnings of the Company through bonus payments tied to achieving targeted levels of EBITDA as set by the Board of Directors. Mr. Held's compensation package, including the grant of stock options to purchase 2,500,000 shares of the Company's Common Stock, was negotiated between the Company and Mr. Held.

     Generally, the Compensation Committee expects that the compensation packages granted to executives will be consistent with the limits established by the Internal Revenue Code Section 162(m), which generally limits the corporate tax deduction for compensation paid to certain executive officers to $1,000,000.

                        Compensation/Benefits Committee

                               Robert R. Bennett
                                 John M. Draper
                              Leo J. Hindery, Jr.

STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by a general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The graph below compares cumulative total return of the Company's Common Stock, Standard & Poor's 500 Index and Standard & Poor's Retail Specialty Index (the "Peer Group").

              HOME SHOPPING NETWORK, INC. STOCK PRICE PERFORMANCE

                      COMPARATIVE FIVE YEAR TOTAL RETURNS*
                   HOME SHOPPING NETWORK, S&P 500, PEER GROUP
                    (PERFORMANCE THROUGH DECEMBER 31, 1995)

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)             HSN          S & P 500      PEER GROUP
1990                                    100.00          100.00          100.00
1991                                    146.88          130.55          160.82
1992                                    213.75          140.72          180.48
1993                                    415.94          154.91          184.51
1994                                    279.62          157.39          155.10
1995                                    251.66          216.42          148.40

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in HSN common stock, S&P 500, and Peer Group.
---------------

 * Cumulative total return assumes reinvestment of dividends.
Source: Value Line, Inc.

                CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     Liberty has an assignable, irrevocable option to purchase a controlling interest in SKC exercisable through February 11, 1999. The exercise price of the option is $1.75 per share through February 11, 1997, with the exercise price increasing in the amount of $.25 each year thereafter.

     As a result of the transaction described under "ANTICIPATED CHANGE OF CONTROL," Mr. Diller would acquire indirect voting control of the Company through his voting interest in SKC. The consummation of these transactions is subject to a number of conditions including, but not limited to, the receipt of necessary regulatory approvals and SKC stockholder approval.

     HSC has affiliation agreements with stations owned by SKC for carriage of the Company's programming. The Company's expense under these agreements in 1995 was approximately $41,332,000.

     During 1994, a subsidiary of the Company and Black Entertainment Television, Inc. ("BET") entered into an agreement to promote a direct response marketing program and a shop-at-home show concept known as BET Shop. The parties continue to test the BET Shop concept. TCI beneficially owns an 18.3% interest in BET.

     See "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS -- Compensation Committee Interlocks and Insider Participation."

                      1996 STOCK OPTION PLAN FOR EMPLOYEES

OVERVIEW

     On February 12, 1996, the Board of Directors of the Company adopted, subject to stockholder approval, a stock option plan (the "New Employee Option Plan") pursuant to which full-time employees of the Company may be granted options to purchase Common Stock of the Company or exercise SARs. The plan is intended to provide full-time employees of the Company or its subsidiaries with an incentive for their continued employment and to promote the interest of the Company and its stockholders and will replace the 1986 Employee Option Plan which expires on July 31, 1996. Under the New Employee Option Plan, the Chairman of the Board and consultants to the Company are also eligible to receive options. A total of 18,700,000 shares of the Company's Common Stock have been reserved for issuance under this plan and the New Director Plan. The Compensation Committee will administer the plan. To date, options have been granted to purchase 15,950,000 shares of Common Stock at $8.50 per share, none of which have been accompanied by SARs.

     The New Employee Option Plan authorizes the Compensation Committee to grant incentive stock options ("ISOs") or nonqualified stock options ("NSOs"). All shares available under the plan are subject to adjustments that may be made by the Compensation Committee for a merger, recapitalization, stock dividend, stock split or other similar change affecting the number of outstanding shares of Common Stock of the Company.

     The exercise price of a share of stock pursuant to an option granted under the plan will be established in the sole discretion of the Board, except the exercise price per share for an ISO will be at least equal to the fair market value of the stock on the date the ISO is granted. The purchase price for such shares may be paid in cash or by tender by the option holder of shares of Common Stock of the Company. At the discretion of the Compensation Committee, a grant may include SARs which permit the optionee to receive a cash payment from the Company equal to the excess of the fair market value of the stock on the date of exercise over the fair market value of the stock on the date of grant.

     Unless otherwise provided by the Compensation Committee, options vest over five years, and are exercisable for ten years. Upon termination for reasons other than disability, vested options must be exercised within six months. Upon disability, vested options must be exercised within three months following termination of service. Unvested options also will vest upon the occurrence of a change in control of the Company, as defined. The Compensation Committee may, at any time, terminate, suspend or amend the plan subject to any required stockholder or regulatory approval.

     Upon approval of the New Employee Option Plan, no further options will be granted under the 1986 Employee Option Plan; options for 2,700,000 shares of Common Stock available for issuance thereunder will terminate.

FEDERAL INCOME TAX MATTERS

     The tax consequences of the Plan generally will be as follows:

     No tax is imposed on the optionee and no deduction is available to the Company at the time of grant of an ISO or a NSO. Under the present Internal Revenue Code, the federal income tax consequences of the exercise of an option under the plan to purchase Common Stock of the Company, and of the sale of such shares of Common Stock, will depend upon whether the option is an ISO or a NSO. Upon the exercise of a NSO, the optionee will be treated as receiving compensation equal to the excess of the fair market value of the shares at the time of exercise over the option price. The Company will be entitled to a deduction equal to the amount of compensation received by the optionee.

     If an optionee exercises a NSO by delivering to the Company shares of Common Stock of the Company, the optionee will be treated as receiving compensation equal to the excess of the fair market value on the date of exercise of the stock received over the fair market value on the date of exercise of the stock surrendered. The optionee's basis in the shares of stock received will be equal to the optionee's basis in the shares of stock surrendered plus the amount included in income upon the exercise of the NSO.

     As a general matter, no tax is imposed on the optionee and no deduction is available to the Company upon the exercise of an ISO if the optionee (i) was an employee of the Company or a subsidiary within three months prior to the date of exercise (within one year if the optionee is disabled), and (ii) does not sell the shares thereby acquired within two years from the date of grant or one year from the date of exercise. If a deceased optionee's estate exercises an ISO, such employment and holding period requirements are not applicable. Upon the sale of shares received pursuant to the exercise of an ISO following the expiration of the applicable holding periods, the excess of the sales proceeds over the exercise price shall be treated as a "long-term capital gain" to the optionee. Such a sale will not entitle the Company to a deduction. If an optionee disposes of ISO shares prior to the expiration of the applicable holding periods (or if the option is otherwise disqualified from receiving ISO treatment), the federal income tax consequences of the exercise of an ISO and of the sale of such shares will be similar to the tax consequences resulting from the exercise of a NSO.

     Upon the receipt of SARs pursuant to either an ISO or a NSO, the optionee will be treated as receiving compensation equal to the amount of the SARs (i.e., the excess of the fair market value of the stock on the date of exercise over the fair market value of the stock on the date of grant). The Company will be entitled to a deduction equal to the amount of compensation received by the optionee.

NEW PLAN AWARDS

     The following sets forth the options granted under the New Employee Option Plan to (i) each of the current executive officers including the CEO, (ii) all current executive officers as a group, (iii) all directors who are not executive officers as a group, and (iv) all other employees as a group.

                                                                 EXERCISE PRICE    NUMBER OF
                               NAME                             PER SHARE ($)(1)     SHARES
    ----------------------------------------------------------  ----------------   ----------
    James G. Held.............................................       $ 8.50         2,500,000
    Barry S. Augenbraun.......................................           --                --
    Brian J. Feldman..........................................           --                --
    Honore A. Le Brun, III....................................           --                --
    Kevin J. McKeon...........................................           --                --
    Mary Ellen Pollin.........................................       $ 8.50            50,000
    All current executive officers as a group.................       $ 8.50         2,550,000
    Non-executive director group(2)...........................       $ 8.50        13,400,000
    Non-executive officer employee group......................           --                --

---------------

(1) It is not possible to determine the value of these benefits because the benefits will depend upon exercise decisions by participants and the fair market value of the Company's Common Stock at various future dates following the adoption of the proposed New Employee Option Plan.
(2) Mr. Diller, the Company's Chairman, was granted options to purchase 13,400,000 shares of the Company's Common Stock in 1995. On February 12, 1996, Mr. Diller returned options for 100,000 shares to the Company. The Board of Directors granted options for 100,000 shares at an exercise price of $11.125 (closing price of the Company's Common Stock on the day prior to the grant date) to Victor A. Kaufman, as a consultant to the Company.

     The Board of Directors recommends the approval of the New Employee Option Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies. Approval requires a favorable vote by a majority of the voting power represented by the outstanding shares of Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote thereon at the meeting.

                  1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

OVERVIEW

     On February 12, 1996, the Board of Directors of the Company adopted a stock option plan pursuant to which members of the Board of Directors who are not employees of the Company are granted options to purchase Common Stock of the Company. The 1996 Stock Option Plan for Outside Directors (the "New Director Plan") is intended to provide directors of the Company who are not employees with an incentive for their continued service on the Board of Directors. A total of 18,700,000 shares of Common Stock have been reserved for issuance under the New Employee Option Plan and the New Director Plan. The Company's 1986 Stock Option Plan for Outside Directors is scheduled to expire this year and no further options will be awarded thereunder if the New Director Plan is approved.

     The New Director Plan provides that each director who is not a full-time employee of the Company shall automatically be granted NSOs to purchase 5,000 shares of Common Stock on the day the director is first elected to the Board at a price equal to the fair market value of the shares as of that date. An additional option for 5,000 shares is awarded on each anniversary of the election of a member of the Board.

     Options granted pursuant to the New Director Plan vest in three increments commencing on the date of grant and annually thereafter and the options are exercisable for a five year period from the date of vesting. All shares granted under the New Director Plan are subject to adjustments which shall be made for a merger, recapitalization, stock dividend, stock split or other similar change affecting the number of outstanding shares of Common Stock of the Company. Options that remain unexercised at the end of the exercise period terminate. No options may be granted under the New Director Plan after ten years from the effective date.

     Options granted under the New Director Plan are nontransferable and may be exercised only by the individual to whom it is issued and only during the period in which he or she is an outside director of the Company or within 30 days following his or her resignation or termination of service. Options granted under the New Director Plan shall not terminate in the event an outside director becomes a full-time employee of the Company.

     The following sets forth the options granted to date under the New Director Plan to (i) each of the directors up for re-election, (ii) all nominees for director, and (iii) all directors and nominees as a group.

                                                                     EXERCISE PRICE      NUMBER OF
                               NAME                                 PER SHARE ($)(1)      SHARES
------------------------------------------------------------------  ----------------     ---------
Peter R. Barton...................................................            --              --
Robert R. Bennett.................................................            --              --
Barry Diller......................................................            --              --
James G. Held.....................................................            --              --
Leo J. Hindery, Jr. ..............................................            --              --
General H. Norman Schwarzkopf.....................................            --              --
Eli J. Segal......................................................      $ 11.125           5,000
All directors and nominees as a group.............................      $ 11.125           5,000

---------------
(1) It is not possible to determine the value of these benefits because the benefits will depend upon exercise decisions by participants and the fair market value of the Company's Stock at various future dates following the adoption of the proposed New Employee Option Plan.

     The tax consequences of the New Director Plan will be the same as set forth above with respect to the New Employee Option Plan.

     The Board of Directors recommends the approval of the New Director Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies. Approval requires a favorable vote by the holders of a majority of the outstanding stock present in person or represented by proxy and entitled to vote thereon at the meeting.

                              INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP was engaged as auditors to examine the books and records of the Company for each of the years in the three year period ended December 31, 1995, 1994 and 1993. Pending the anticipated change of control described in "ANTICIPATED CHANGE IN CONTROL," the stockholders are not being requested to take any action at this time with respect to the Company's independent auditors.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and may make a statement if they desire to do so.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to present at the annual meeting of stockholders in 1997 must be received by the Company prior to November 15, 1996, in order to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which are likely to be brought before the Annual Meeting. If any matters are brought before the meeting, however, James G. Held, who is President and Chief Executive Officer of the Company and the proxy agent named in the enclosed form of proxy, will vote on such matters in accordance with his best judgment.

                                          By Order of the Board of Directors,

                                          LOGO
                                          Barry Augenbraun
                                          Secretary

March 28, 1996
St. Petersburg, Florida

                                                                      APPENDIX A

                          HOME SHOPPING NETWORK, INC.

                      1996 STOCK OPTION PLAN FOR EMPLOYEES


         ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

                 ESTABLISHMENT.   The Home  Shopping Network, Inc. 1996 Stock
Option Plan for Employees (the "PLAN") is hereby established effective as of May 10, 1996 (the "EFFECTIVE DATE").

                 PURPOSE. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by attracting and retaining employees by supplementing their cash compensation and providing a means for them to increase their holdings of Stock of the Company. The opportunity so provided and the receipt of Options as compensation are intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company for the benefit of customers and shareholders, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future.

                 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares
of Stock available for issuance under the Plan have been issued.   However, all
Options shall be granted, if at all, within ten (10) years from the Effective Date. Notwithstanding the foregoing, if the maximum number of shares of Stock issuable pursuant to the Plan as provided in Section 3.1 has been increased at any time, all Options shall be granted, if at all, within ten (10) years from the date such amendment was adopted by the Board. On the effective date of the Plan, it shall supersede the 1986 Stock Option Plan for Employees, which shall terminate on that date.

         1.      DEFINITIONS AND CONSTRUCTION.

                 1.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

                          (a)     "BOARD" means the Board of Directors of the
Company or the Committee.
                          (b)     "CODE" means the Internal Revenue Code of
1986, as amended, and any applicable regulations promulgated thereunder.

                          (c)     "COMMITTEE" means the Compensation/Benefits
Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

                          (c)     "COMPANY" means Home  Shopping Network, Inc.,
a Delaware  corporation, or any successor corporation thereto.

                          (d)     "EMPLOYEE" means  any person treated as an
employee (including an officer or a director who is also treated as an employee) in the records of the Company and its Subsidiaries; provided, however, that neither service as a director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. Notwithstanding the foregoing, the Chairman of the Board and any consultant approved by the Board shall be deemed an Employee for purposes of the Plan; provided, however neither the Chairman nor a consultant may be issued Incentive Stock Options.

                          (e)     "EXCHANGE ACT" means the Securities Exchange
Act of 1934, as amended.

                          (f)     "FAIR MARKET VALUE" means, as of any date,
the closing price of the Stock on the New York Stock Exchange, Inc. (as published by the Wall Street Journal, if published) on the day prior to such date, or if the Stock was not traded on such day, on the next preceding day on which the Stock was traded.

                          (g)     "INCENTIVE STOCK OPTION" means an Option so
denominated   in the Option Agreement and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

                          (h)     "NONQUALIFIED STOCK OPTION" means an Option
so denominated   or which does not qualify as an Incentive Stock Option.

                          (i)     "OPTION" means a right to purchase Stock
(subject to adjustment as provided in Section 3.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

                          (j)     "OPTION AGREEMENT" means a written agreement
between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option and/or SAR granted to the Optionee.

                          (k)     "OPTIONEE" means a person who has been
granted one or more Options and/or SAR's pursuant to the Plan.

                          (l)     "RULE 16B-3" means Rule 16b-3 under the
Exchange Act, as amended from time to time, or any successor rule or regulation.

                          (m)     "STOCK" means the Company's common stock,
$.01  par value,   as adjusted from time to time in accordance with Section
3.2.

                          (n)     "STOCK APPRECIATION RIGHT (SAR)" means the
right, granted by the Board (subject to adjustments provided in Section 3.2), pursuant to the terms of the Plan, to receive payment equal to the subsequent increase in the Fair Market Value of the Stock.

                          (o)     "SUBSIDIARY" means any present or future
"subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

                          (p)     "TEN PERCENT OWNER OPTIONEE" means an
Optionee who, at the time an Option is granted to the Optionee, owns stock constituting more than ten percent (10%) of the total combined voting power of all classes of stock of Company within the meaning of Section 422(b)(6) of the Code.

                          (q)     "TRANSFER OF CONTROL" shall mean a
transaction or a series of related transactions (collectively, the "TRANSACTION") wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be, except for such a transaction pursuant to which Barry Diller, Liberty Media Corporation or any of their respective affiliates, is or becomes such a 50% owner. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company are related, and its determination shall be final, binding and conclusive.


                 1.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and the term "or" shall include the conjunctive as well as the disjunctive.

         2.      ADMINISTRATION.

                 2.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board, including any duly appointed committee of the Board. All questions of interpretation of the Plan or of any Option or SAR shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option or SAR.

                 2.2 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan and restrictions regarding Incentive Stock Options set forth in the Code, the Board shall have the full and final power and authority, in its sole discretion:

                          (a)     to determine the persons to whom, and the
time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option which determination need not be uniform among persons similarly situated and may be made selectively among Employees;

                          (b)     to designate Options as Incentive Stock
Options or Nonqualified Stock Options;

                          (c)     to determine the persons to whom, and the
time or times at which, SAR's and the number thereof shall be granted which determination need not be uniform among persons similarly situated and may be made selectively among Employees;

                          (d)     to determine the terms, conditions and
restrictions applicable (which need not be identical) to each Option and SAR including, without limitation, (i) the exercise price of the Option or SAR,
(ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or SAR , including by the withholding or delivery of shares of stock, (iv) the method of payment upon exercise of any SAR's, (v) the timing, terms and conditions of the exercisability of the Option or SAR, (vi) the time of the expiration of the Option or SAR, (vii) the effect of the Optionee's termination of employment or service with Company on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to the Option or SAR or such shares not inconsistent with the terms of the Plan;

                          (e)     to approve one or more forms of Option
Agreement;

                          (f)     to amend the exercisability of any Option or
SAR , including with respect to the period following an Optionee's termination of employment or service with the Company;

                          (g)     to prescribe, amend or rescind rules,
guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options or SAR's; and

                          (h)     to correct any defect, supply any omission or
reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option or SAR as the Board may deem advisable to the extent consistent with the Plan and applicable law.

                 2.3      DISINTERESTED ADMINISTRATION.   The Plan shall be
administered in compliance with the "disinterested administration" requirements of Rule 16b-3.

         3.      SHARES SUBJECT TO PLAN.

                 3.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 3.2, the maximum aggregate number of shares of Stock that may be issued under the Plan and under the 1996 Stock Option Plan for Outside Directors shall be Eighteen Million Seven Hundred Thousand (18,700,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option or SAR for any reason expires or is terminated or canceled prior to being fully exercised, the shares of Stock allocable to the unexercised portion of such Option or SAR, shall again be available for issuance under the Plan.

                 3.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options and SAR's and in the exercise price per share of any outstanding Options and
SAR's.    If a majority of the shares which are of the same class as the shares that are subject to outstanding Options and SAR's are exchanged for, converted into, or otherwise become (whether or not pursuant to a Transfer of Control )
shares of another corporation (the "NEW SHARES"), the Board shall   amend the
outstanding Options and SAR's to provide that such Options and SAR's are exercisable for or with respect to New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options and SAR's shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. In the event of any merger, consolidation or other combination materially effecting the number of shares of Stock outstanding, the Board may, in its discretion, amend the outstanding Options to make appropriate adjustments in the number and class of shares subject to the Plan and to any outstanding Options and SAR's and in the exercise price per share of any outstanding Options and SAR's. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 3.2 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the exercise price be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 3.2 shall be final, binding and conclusive.

         4.      ELIGIBILITY AND OPTION LIMITATIONS.

                 4.1 PERSONS ELIGIBLE FOR OPTIONS AND SAR'S. Options and SAR's may be granted only to Employees.

                 4.2      DIRECTORS SERVING ON COMMITTEE.   No member of a
committee established to administer the Plan in compliance with the "disinterested administration" requirements of Rule 16b-3, while a member, shall be eligible to be granted an Option or SAR.

                 4.3 FAIR MARKET VALUE LIMITATION. To the extent that the aggregate Fair Market Value of stock with respect to which options designated as Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the

Company, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), the portion of such Options which exceeds such amount shall be treated as Nonqualified Stock Options. For purposes of this Section 4.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 4.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonqualified Stock Option in part by reason of the limitation set forth in this Section 4.3, the Optionee may designate which portion of such Option the Optionee is exercising and may request that separate certificates representing each such portion be issued upon the exercise of the Option. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.

                 4.4      NO RIGHT OF EMPLOYMENT.   Nothing in the Plan or in
any Option or SAR granted shall confer any right on an Employee to continue in the employ of the Company or its Subsidiaries or shall interfere in any way with the right of the Company or its Subsidiaries to terminate such Employee's employment at any time.

         5. TERMS AND CONDITIONS OF GRANTS. Options and SAR's shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. SAR's may be granted alone or in tandem with an Option grant, in the Board's sole discretion(but at all times subject to the provisions of the Code). Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

                 5.1 EXERCISE PRICE. The exercise price for each Option and SAR shall be established in the sole discretion of the Board; provided, however, if the Option is an Incentive Stock Option that (a) the exercise price per share for an Option shall not be less than the Fair Market Value of a share of Stock on the effective date of grant of the Option; and (b) no Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. The exercise price for a Nonqualified Stock Option and SAR shall be the same as provided above, unless otherwise determined by the Board (but at all times subject to the provisions
of the Code).   Notwithstanding the foregoing, an Option (whether an Incentive
Stock Option or a Nonqualified Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

                 5.2 EXERCISE PERIOD. Options and SAR's shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option or SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option or SAR; and
(b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option.

                 5.3      PAYMENT OF OPTION EXERCISE PRICE.

                          (a)     FORMS OF CONSIDERATION AUTHORIZED.  Except as
otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal
Reserve System) (a "CASHLESS EXERCISE"),   (iv) by such other consideration as
may be approved by the Board from time to time to the extent permitted by applicable law or (v) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in Section 6, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

                          (b)     TENDER OF STOCK.  Notwithstanding the
foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                          (c)     CASHLESS EXERCISE.  The Company reserves, at
any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

                 5.4      PAYMENT  OF  SAR'S.    Upon exercise of a SAR the
Company shall pay, subject to 5.5 below, the amount, if any, by which the Fair Market Value of a share of Stock on the date of exercise exceeds the Fair Market Value on the date of grant. The exercise of a SAR shall cancel any Option associated with it if said SAR was granted in tandem with an Option. The payment for SAR's shall be made in shares of Stock, valued at the Fair Market Value on the date of exercise or, at the sole discretion of the Board, in cash, or partly in cash and partly in Stock.

                 5.5 TAX WITHHOLDING. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to deduct from amounts due the Optionee upon exercise of a SAR or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to such Option or SAR exercise. Alternatively, or in addition, in its sole discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Company arising in connection with the Option or SAR exercise. The Company shall have no obligation to deliver shares of Stock, money or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Company's tax withholding obligations have been satisfied by the Optionee.


         6.      STANDARD FORMS OF OPTION AGREEMENT.

                 6.1 INCENTIVE STOCK OPTIONS. Unless otherwise provided by the Board at the time the Option is granted, an Option designated as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth in the appropriate form of Incentive Stock Option Agreement as adopted by the Board and as amended from time to time.

                 6.2 NONQUALIFIED STOCK OPTIONS. Unless otherwise provided by the Board at the time the Option is granted, an Option designated as a "Nonqualified Stock Option" shall comply with and be subject to the terms and conditions set forth in the appropriate form of Nonqualified Stock Option Agreement as adopted by the Board and as amended from time to time.

                 6.3      SAR'S.   Unless otherwise provided by the Board at
the time a SAR is granted, a SAR awarded either alone or in tandem with an Option shall comply with and be subject to the terms and conditions set forth in the appropriate form of SAR Option Agreement as adopted by the Board and as amended from time to time.

                 6.4 STANDARD TERM OF OPTIONS. Except as otherwise provided by the Board in the grant of an Option or SAR, any Option or SAR granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option or SAR.

                 6.5 STANDARD VESTING PROVISIONS. Except as otherwise provided by the Board in the grant of an Option or SAR, any Options or SAR's granted hereunder shall become vested and exercisable at the rate of twenty percent (20%) per year, commencing upon the first anniversary of the effective date of grant of the Option or SAR and each of the four (4) subsequent anniversaries thereafter.

                 6.6 AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section

6 either in connection with the grant or amendment of an individual Option or SAR or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement shall be in accordance with the terms of the Plan. The Board, may in its discretion, provide for the extension of the exercise period of an Option or SAR, accelerate the vesting of an Option or SAR, eliminate or make less restrictive any restrictions contained in an Option Agreement or waive any restriction or provision of this Plan or an Option Agreement in any manner that is either (i) not adverse to the Optionee or (ii) consented to by the Optionee.

         7. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option or SAR shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option or SAR shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Following an Optionee's death, the Option shall be exercisable to the extent provided in Section 8 below.

         8.      EFFECT OF TERMINATION OF SERVICE.

                 8.1      OPTION AND SAR EXERCISABILITY.

                          (a)     DISABILITY.  If the Optionee's service with
the Company is terminated because of the disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of three (3) months after the date on which the Optionee's service terminated, but in any event no later than the Option expiration date.

                          (b)     DEATH.  If the Optionee's service with the
Company is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's service terminated, may be exercised by the the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of six (6) months after the date on which the Optionee's service terminated, but in any event no later than the Option Expiration Date. The Optionee's service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee's termination of service.

                          (c)     TERMINATION OF SERVICE.  If the Optionee's
service with the Company terminates for any reason, except disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's service terminated, may be exercised by the Optionee within six (6) months after the date on which the Optionee's service terminated, but in any event no later than the Option Expiration Date. Notwithstanding the foregoing, the Company , may in its sole discretion, cancel the Options if the Optionee has been Terminated for Cause (as defined in Section 8.2).

                          (e)     SAME CONDITIONS APPLICABLE TO SAR'S.  The
same terms and conditions applicable to Options shall apply to the exercisability of SAR's upon the occurrence of (a) - (d) above.

                 8.2 TERMINATION FOR CAUSE. "TERMINATION FOR CAUSE" shall mean termination by the Company of the Optionee's service with Company for any of the following reasons: (i) theft, dishonesty, or falsification of any employment or Company records; (ii) improper use or disclosure of Company's confidential or proprietary information; (iii) the Optionee's failure or inability to perform any reasonable assigned duties after written notice from Company of, and a reasonable opportunity to cure, such failure or inability;
(iv) any material breach by the Optionee of any employment agreement between the Optionee and Company, which breach is not cured pursuant to the terms of such agreement; or (v) the Optionee's conviction of any criminal act which impairs Optionee's ability to perform his or her duties with Company. Termination for Cause pursuant to the foregoing shall be determined in the sole but reasonably exercised discretion of the Company.

         9.      EFFECT OF TRANSFER OF CONTROL.   Except as otherwise provided
by the Board in the grant of an Option or SAR, in the event of a Transfer of Control, any Options and SAR's outstanding as of the date such Transfer of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; provided, however, in the case of any holder of SAR's who is subject to Section 16(b) of the Exchange Act, and whose SAR's are not already outstanding for at least six months at the date of the Transfer of Control, such SAR's shall not become fully exercisable and vested until they have been outstanding for six months.

         10. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company , members of the Board and any officers or employees of the Company to whom authority to act for the Board is delegated shall be indemnified by the Company against all reasonable expenses, including
attorneys' fees,   incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, Option, or any right granted hereunder, and against all amounts in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same. Without limiting the generality of the foregoing, Company will pay the expenses (including reasonable counsel fees) of defending any such claim, action, suit or proceeding in advance of its final disposition, upon receipt of such person's written agreement to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this Section.

         11.     TERMINATION OR AMENDMENT OF PLAN.   The Board, without further
approval of the shareholders, may terminate or amend this Plan at any time in any respect as the Board deems advisable, subject to any required stockholder or regulatory approval and to any conditions established by the terms of such amendment, provided that in no event shall the Plan be amended more than once every six (6) months other than to comply with changes in any applicable law or governmental regulation in the Code, the Employee Retirement Income Security
Act, or the rules promulgated by the Securities and Exchange Commission.   In
any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or SAR or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law or government regulation.

         12.     DISSOLUTION OF COMPANY.   Upon the dissolution of the Company,
the Plan shall terminate and any and all Options previously granted shall lapse on the date of such dissolution.

         13.     RIGHTS AS SHAREHOLDERS.    No Optionee,  nor any beneficiary
or other person claiming through an Optionee, shall have any interest in any shares of Stock allocated for the purposes of the Plan or subject to any Option or SAR until such shares of Stock shall have been issued to the Optionee or such beneficiary or other person. Furthermore, the existence of the Options or the SAR's shall not affect the right or power of the Company or its shareholders to make adjustments, recapitalization, reorganizations, or other changes in the Company's capital structure or its business; issue bonds, debentures, preferred or prior preference stocks affecting the Stock of the Company or the rights thereof; dissolve the Corporation or sell or transfer any part of its assets or business; or do any other corporate act, whether of a similar character or otherwise.

         14.     GOVERNING  LAW.   The validity, interpretation, and
administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Florida, without giving effect to choice of law provisions. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Florida, without regard to the place where the act or omission complained of took place or the residence of any party to such action.

         15.     ARBITRATION.   Any action brought in connection with the Plan
or an Option Agreement shall be settled exclusively by binding arbitration conducted in the City of Tampa, Florida in accordance with the commercial rules of the American Arbitration Association then in effect (the "Rules"), by a single, independent arbitrator selected by the Company and the other party to the action. If the parties cannot agree on an arbitrator, within thirty (30) days of the commencement of an arbitration proceeding hereunder, either party may request that the American Arbitration Association select an arbitrator, with experience in law relating to option plans, in accordance with the Rules. The decision of the arbitrator shall be final and binding. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The cost of any arbitration proceeding conducted hereunder shall be borne equally between the parties unless otherwise determined by the arbitrator.

         16. SHAREHOLDER APPROVAL. The Plan or any increase in the maximum number of shares of Stock issuable thereunder as provided in Section 3.1 (the "MAXIMUM SHARES") shall be approved by the shareholders of the Company within twelve (12) months of the date of adoption thereof by the Board. Options granted prior to shareholder approval of the Plan or in excess of the Maximum Shares previously approved by the shareholders shall become exercisable no earlier than the date of shareholder approval of the Plan or such increase in the Maximum Shares, as the case may be.


         IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Home Shopping Network, Inc. 1996 Stock Option Plan for Employees was duly adopted by the Board on February 12, 1996.


                                                ----------------------------
                                                Secretary

                                                                      APPENDIX B

                          HOME SHOPPING NETWORK, INC.
                  1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS



I.       Purpose

         It is the belief of the management of Home Shopping Network, Inc. (the "Company") that the Board of Directors will effect decisions and render guidance to the Company which materially enhance the economic growth of the Company and provide material benefit to the Company. Accordingly, management believes that Directors should be afforded the opportunity to participate in the Company's growth by acquiring the Company's Common Stock on a regular basis. By providing this opportunity through the adoption of this Stock Option Plan for Outside Directors (the "Plan"), it is the intention of the Company to give appropriate recognition to these individuals who will have continuing responsibility for the Company's growth and profitability.

II.      Eligibility

         The only persons eligible to receive options (the "Options") for the Company's common stock, $.01 par value ("Stock") under the Plan shall be the Company's existing and future Directors who are not also employees of the Company.

III.     Shares Subject to the Plan

         The maximum number of shares of Stock which may be issued upon exercise of Options granted under the Plan and under the Company's 1996 Stock Option Plan for Employees shall not exceed 18,700,000 shares. If any Option expires or terminates prior to being fully exercised, any shares of Stock allocable to the unexercised portion of such Option may again be issued subject to the terms of the Plan.

         Appropriate adjustments shall be made in the number of shares of Stock available under the Plan and in the Option price per share to give effect to adjustments necessary as a result of a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change in the capital structure of the Company. Such adjustments shall be determined by the Board of Directors in their good faith determination; to the maximum extent possible, such adjustments shall be consistent with adjustments made to options granted under the Company's 1996 Stock Option Plan for Employees.

IV.      Terms and Conditions

         (a)     Grant of Options

                 Subject to the provisions of the Plan, Directors of the Company shall be granted Nonqualified Stock Options for the purchase of shares of Stock as set forth in the Plan.

         (b)     Option Agreement

                 Each Option shall be evidenced by a written agreement between the Company and the Director specifying the number of shares of Stock that may be exercised by its purchase, and containing such other terms and provisions as may be approved by the Board of Directors.

         (c)     Date of Grant

                 The date on which an Option is granted shall be: (1) the first day upon which a Director who is not also an employee is first elected to the Board of Directors, or (2) the date on which an Option is issued in substitution for an option previously granted under the Plan or an Option previously granted that is subsequently amended, or (3) the anniversary of the date on which a Director was elected to the Board of Directors.

         (d)     Option Price

                 Each Option Agreement shall state the purchase price of each share of Stock which may be acquired upon exercising the Option, which price shall be the fair market value of each share as of the Date of Grant. Fair Market Value shall be deemed to be the closing price of the shares on the New York Stock Exchange, Inc. (or any other national securities exchange on which the shares are traded) on the trading day preceding the Date of Grant.

         (e)     Number of Shares Granted

                  (1) Each Director shall receive a Nonqualified Stock Option to purchase 5,000 shares of Stock automatically on the date specified in paragraph (c) of this Article IV, exercisable in accordance with the provisions of paragraph (f) (1) of this Article IV.

                  (2) Each Director shall receive a Nonqualified Stock Option to purchase an additional 5,000 shares of Stock automatically on the date that such Director commences his second year of service as a director, and an additional 5,000 shares on the date that he commences each year of service as a director thereafter.

         (f)     Option Period and Restrictions of Exercise

                 (1) The Options granted pursuant to paragraph (e) shall be exercisable in the following manner for the periods specified: Options for 1,668 shares of the Stock shall first become exercisable on the date the Options are granted and must be fully exercised within five years from that date. Options for an additional 1,666 shares of the Stock shall become exercisable on the first and second anniversary of the date the Options were granted; such Options must be exercised within five years from the date they first become exercisable.

                          Any Options which are not exercised within the five year periods specified above shall expire.

         (g)     Manner of Exercise

                 Subject to the conditions and restrictions contained in paragraph IV (h) below, the Option shall be exercised by delivering written notice of exercise to the Secretary or Treasurer of the Company. Such notice is irrevocable and must be accompanied by payment in cash and a signed Option exercise form.


         (h)     Payment of Option Exercise Price

                 (1) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), or (iv) by any combination thereof.


                 (2) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. An Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months.

                 (3) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.


         (i)     Tax Withholding

                 The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to such Option exercise. Alternatively, or in addition, in its sole discretion, the Company shall have the right to require the Optionee, through cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Company arising in connection with the Option exercise. The Company shall have no obligation to deliver shares of Stock, money or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Company's tax withholding obligations have been satisfied by the Optionee.

         (j)     Transferability and Termination of Option

                 Each Option granted hereunder may be exercised only by the individual to whom it is issued and only during the period in which he or she is serving as an outside Director of the Company or within the thirty (30) day period following his or her resignation or other termination of such service for any reason other than death. If such holder dies before fully exercising any portion of an option then exercisable, such Option may be exercised by such holder's legal representative(s), heir(s) or devisee(s) at any time within the six (6) month period following his or her death.

         (k)     Director Becoming Employee

                 In the event that an outside Director becomes a full-time employee of the Company, the outside Director shall not forfeit the Options granted pursuant to this Plan. However, the outside Director shall have to satisfy all other terms and provisions of this Plan with respect to the Options granted hereunder.

         (l)     Modification or Substitution of Options

                 Subject to the terms and conditions and within the limitations of the Plan, the members of the Board of Directors who are not eligible to participate in the Plan may modify outstanding Options granted under the Plan or accept the surrender and cancellation of outstanding
                Options and authorize the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification, cancellation or substitution of an Option pursuant to this section shall alter or impair any rights or obligations under any Option theretofore granted under the Plan and no modification, cancellation or substitution may serve to increase the aggregate number of securities which may be issued under the Plan.

V.       Effective Date and Term of Plan; Shareholder Approval

         Subject to the approval of the Plan by an affirmative vote of the holders of a majority of the Company's outstanding stock entitled to vote thereon at the Annual Meeting of Shareholders to be conducted on May 9, 1996, the effective date of the Plan shall be May 10, 1996, and it shall remain in existence for a period of ten years thereafter. In the event of shareholder rejection of the Plan, any Option granted hereunder shall be void and of no legal effect. No Option may be granted subsequent to the expiration date of the Plan, but Options then outstanding shall be exercisable in accordance with the terms hereof.

         Any increase in the maximum number of shares of Stock issuable hereunder as provided in Article III (the "Maximum Shares") shall be approved by the shareholders of the Company within twelve (12) months of the date of adoption thereof by the Board. Options granted prior to shareholder approval of the Plan, or in excess of the Maximum Shares previously approved by the shareholders, shall become exercisable no earlier than the date of shareholder approval of the Plan or such increase in the Maximum Shares, as the case may be.

         On the Effective Date of the Plan, it shall supersede the 1986 Stock Option Plan for Outside Directors, which shall terminate on that date.

VI.      Amendment

         The Board of Directors may at any time suspend or discontinue the Plan, but no amendment shall be authorized without shareholder approval which
(i) materially increases the benefits accruing to participants under the Plan;
(ii) materially increases the number of securities which may be issued under the Plan, except as otherwise provided in Article III; or (iii) materially modifies the requirements as to eligibility for participation in the Plan.

VII.     Rights as Shareholders

         No Optionee, nor any beneficiary or other person claiming through an Optionee, shall have any interest in any shares of Stock allocated for the purposes of the Plan or subject to any Option until such shares of Stock shall have been issued to the Optionee or such beneficiary or other person. Furthermore, the existence of the Options shall not affect the right or power of the Company or its shareholders to make adjustments, recapitalization, reorganizations, or other changes in the

Company's capital structure or its business; issue bonds, debentures, preferred or prior preference stocks affecting the Stock of the Company or the rights thereof; dissolve the Corporation or sell or transfer any part of its assets or business; or do any other corporate act, whether of a similar character or otherwise.

VIII.    Choice of Law

         The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Florida, without giving effect to choice of law principles thereof. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the Laws of the State of Florida without regard to the place where the act or omission complained of took place or the residence of any party to such action. Any action in connection with the Plan must be brought in the State of Florida, in the County of Pinellas or Hillsborough.


         IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Home Shopping Network, Inc. 1996 Stock Option Plan for Outside Directors was duly adopted by the Board on February 12, 1996.


                                               ----------------------------
                                               Secretary

                                                                      APPENDIX C
                          HOME SHOPPING NETWORK, INC.

                              REVOCABLE PROXY FOR
                      MAY 9, 1996 MEETING OF STOCKHOLDERS
                                  COMMON STOCK

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOME SHOPPING
                                 NETWORK, INC.

    The undersigned hereby appoints James G. Held, President and Chief Executive Officer of Home Shopping Network, Inc. (the "Company"), as proxy with full power of substitution, to vote all shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn St. Petersburg/Clearwater International Airport Hotel, 3535 Ulmerton Road, Clearwater, Florida, 10:00 a.m., Eastern Daylight Time on May 9, 1996, or at any adjournment thereof, as follows, and to act upon such matters as may properly come before the meeting, as determined in the best judgment of the President and Chief Executive Officer of the Company, hereby revoking any proxy previously given:

1. Election of directors.

   / /  FOR all the nominees listed below              / /  WITHHOLD AUTHORITY to vote for all nominees listed
        (except as marked to the contrary below)            below

  (INSTRUCTION: TO WITHHOLD authority to vote for any individual nominee, strike a line through the nominee named in the list below.)

Peter R. Barton               James G. Held                    General H. Norman Schwarzkopf*
Robert R. Bennett             Leo J. Hindery, Jr.*             Eli J. Segal*
Barry Diller

* To be voted upon by the holders of Common Stock voting as a separate class.

2. To approve the adoption of the 1996 Stock Option Plan for Employees.
  / /  FOR proposal 2       / /  AGAINST proposal 2      / /  ABSTAIN proposal 2

                                                       (Continued on other side)

3. To approve the adoption of the 1996 Stock Option Plan for Outside Directors.
  / /  FOR proposal 3       / /  AGAINST proposal 3      / /  ABSTAIN proposal 3

and to act upon any other matters that may properly come before the meeting, as determined in his best judgment, all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

    All as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3

    Shares represented by this proxy will be voted as directed by the stockholder. If no direction is supplied, the proxy will be voted "FOR" proposals 1, 2 and 3.

                                                Dated

                                                --------------------------------
                                                  (Please sign exactly as name
                                                        appears hereon)

                                                --------------------------------
                                                (If stock is owned by more than
                                                one person, all owners should
                                                sign. Persons signing as
                                                executors, administrators,
                                                trustees or in similar
                                                capacities should so indicate.)